UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2025
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9700 West Higgins Road
Rosemont, Illinois 60018
(Address of principal executive offices)
Registrant’s telephone number, including area code (847) 939-9000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Depositary Shares, Each Representing 1/1,000th Interest in a Share of	WTFCN	The NASDAQ Global Select Market
7.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F, no par value
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2025, the Board of Directors (the "Board") of Wintrust Financial Corporation (the "Company") appointed Laura Kohl and David S. Richter as directors of Company, effective immediately. Ms. Kohl will serve on the Risk Management Committee and the Information Technology & Information Security Committee of the Board, and Mr. Richter will serve on the Audit Committee and the Finance Committee. The Board has determined that Ms. Kohl and Mr. Richter are independent under the listing standards of the Nasdaq Stock Market.
There are no arrangements or understandings between Ms. Kohl and Mr. Richter and any other person pursuant to which Ms. Kohl and Mr. Richter were selected as directors. Ms. Kohl and Mr. Richter are not parties to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. A copy of the press release relating to the appointment of Ms. Kohl and Mr. Richter to serve as directors of the Company is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/Kathleen M. Boege
Kathleen M. Boege Executive Vice President, Chief Legal Officer and Corporate Secretary
Date: October 2, 2025